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                                                                      EXHIBIT 21



                                HOLLY CORPORATION

                           SUBSIDIARIES OF REGISTRANT




         Holly Corporation owns 100% of the capital stock of the following subsidiaries (state of respective incorporation shown in parentheses):

                      Navajo Corp.                (Del.)
                      Navajo Holdings, Inc.       (N.M.)
                      Holly Petroleum, Inc.       (Del.)
                      Black Eagle, Inc.           (Del.)


         Holly Corporation owns 57.5% and Navajo Corp. owns 42.5% of the capital stock of Navajo Refining Company (Del.).

         Navajo Refining Company owns 100% of the stock of Navajo Northern, Inc. (Nev.), Lorefco, Inc. (Del.), and Navajo Western Asphalt Company (N.M.).

         Navajo Holdings, Inc. owns 100% of the stock of Navajo Pipeline Co. (Del.).

         Navajo Pipeline Co. owns 100% of the stock of Navajo Southern, Inc. (Del.).

         Lorefco, Inc. owns 100% of the stock of Lea Refining Company (Del.).

         Navajo Northern, Inc. owns 100% of the stock of Montana Retail Corporation (Del.).

         Black Eagle, Inc. and Navajo Northern, Inc. are the general partners of Montana Refining Company, a Partnership.